Exhibit (c)-(3)

Project Orchid

Preliminary Draft – Discussion Material

CORPORATE FINANCE

FINANCIAL ADVISORY SERVICES November 19, 2015 FINANCIAL RESTRUCTURING

STRATEGIC CONSULTING

HL.com Draft – for discussion only Confidential

Project Orchid

Transaction Value Overview

Summary of Proposed Transaction Value

(dollars and shares in millions, except per share values)

	Security	Shares Outstanding[1]	Per Share Transaction Consideration[2]	
	Common Stock	3.1	$8.75	
Implied Values				
Implied Common Equity				**$27.4**
Adjustments:				
Add: Total Debt[3]				4.3
Add: Non-controlling Interest				(0.5)
Less: Cash and Cash Equivalents[4]				(28.2)
Implied Enterprise Value				**$3.1**

Implied Transaction Multiples

Revenues, Net	**Implied Multiple**
LTM 6/30/15	0.04x
NFY 2016E	0.04x
NFY+1 2017E	0.04x

Implied Premiums to Historical Stock Trading Prices

Trading Period Prior to Announcement	Closing Share Price	Implied Premium of Per Share Transaction Consideration over Average Closing Share Price
1-Day	$3.00	191.7%
5-Day Average	$3.16	176.9%
10-Day Average	$3.32	163.4%
1-Month Average	$3.30	164.8%
3-Month Average	$3.44	154.7%
6-Month Average	$3.66	139.4%
1-Year Average	$4.54	92.6%
52-Week High (9/22/14)	$8.80	-0.6%
52-Week Low (7/1/15)	$2.75	218.2%

Source: Company filings; LTM financial per Company filings, NFY and NFY+1 financials per Company management
Notes:
1. Based on 3,127,503 outstanding shares as of 11/12/2015, per Company management
2. The Company received an offer by the Company's chairman on 8/3/2015 at $8.75 per share for all the outstanding shares of the Company
3. Total debt refers to short-term bank loans per company 6-K filed on 9/28/2015
4. Cash and cash equivalents, time deposits and available-for-sale investment are based on company 6-K filed on 9/28/2015
LTM refers to the most recently completed twelve month period for which financial information has been made public, NFY refers to next fiscal year, NFY+1 refers to the year after next fiscal year
E refers to Estimated.

Draft – for discussion only

HOULIHAN LOKEY 1

Project Orchid

Shareholder Structure

Ownership Structure (Shareholder Detail)

Buyer Group Shareholders Shares Held Ownership %

John C.K. Sham 882,375 28.2%

Hui Shun Chi—Mother of John Sham 600,000 19.2%

Jenny Tsai—Wife of John Sham 300,000 9.6%

Estee Sham—Daughter of John Sham 300,000 9.6%

Total Buyer Group Ownership 2,082,375 66.6%

Unaffiliated Shareholders Shares Held Ownership %

Grace & White, Inc. 208,448 6.7%

Neon Liberty Capital Management LLC 94,500 3.0%

Brian Yue (Director) 42,104 1.3%

Renaissance Technologies Corp. 33,600 1.1%

BlackRock, Inc. 27,138 0.9%

Other Unaffiliated Shareholders 639,338 20.4%

Total Unaffiliated Ownership 1,045,128 33.4%

Total Shares Outstanding1 3,127,503 100.0%

Ownership Structure Unaffiliated Shareholders 33.4% Buyer Group 66.6%

Source: Capital IQ, Company filings and Company management Note:

1. Based on 3,127,503 total shares outstanding as of 11/12/2015 per Company management

Draft – for discussion only

Project Orchid

Stock Trading History

Share Price & Volume History for Last 3 Years


Closing Stock Price (US $)
Daily Volume (MMs)
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
0.60
0.50
0.40
0.30
0.20
0.10
0.00
11/13/12
02/13/13
05/13/13
08/13/13
11/13/13
02/13/14
05/13/14
08/13/14
11/13/14
02/13/15
05/13/15
08/13/15
11/13/15
4/8/2013
Company announced large decrease in net income and significant investment made to expand CCM business
7/23/2013
Company announced FY2013 results; Q4 continued to be the weakest quarter every year due to business disruptions related to the Chinese New Year
9/22/2014
Company reported Q1 results for FY2015; Net sales increased by 104% in the electronic components segment and net loss narrowed to ($0.3mm) from ($1.5mm) in Q1 FY2014
9/28/2015
Company announced unaudited quarterly results, net sales decreased from $24.7mm to $15.3mm compared with last year; operating loss amounted to ($2.4mm) from ($1.2mm)
8/3/2015
Mr. Sham and certain of his controlled or affiliated entities submitted a non-binding going private proposal
12/30/2013
Company announced closure of the EMS business
12/15/2014
Company announced Q2 results for FY2015; Net sales increased by 76% and net loss narrowed to ($2.2mm) from ($5.2mm) in Q2 FY2014
Proposed Per Share Transaction Consideration of $8.75
Daily Volume
Global-Tech Advanced Innovations Inc.

Price & Volume Statistics

52 Week High (9/22/2014)	$8.80	1-Week Avg. Daily Volume	3,600
52 Week Low (7/1/2015)	$2.75	1-Month Avg. Daily Volume	1,780
All Time High (4/8/1998)	$86.50	3-Month Avg. Daily Volume	2,860
All Time Low (12/30/2011)	$2.68	6-Month Avg. Daily Volume	9,630

Source: Capital IQ, Factiva, Company filings, public information
CCM refers to complementary metal oxide semiconductor ("CMOS") camera modules
EMS refers to Electronic Manufacturing Services segment of the Company

Draft – for discussion only

HOULIHAN LOKEY 3

Project Orchid

Relative Stock Performance

Indexed Stock Price Performance for Last 3 Years

Indexed Prices

350% 300% 250% 200%

150% S&P 500 Index: +47.2%

100% Global-Tech Advanced Innovations: +14.1%

Selected Companies Index1: -27.0%

50%

0%

Global-Tech Advanced Innovations Inc. S&P 500 Index Selected Companies Index

Source: Capital IQ

Notes:

Selected Companies Index includes: APCB Inc. (TSEC:6108), AzureWave Technologies, Inc. (TSEC:3694), Bison Electronics Inc. (GTSM:3659), CammSys Corp. (KOSDAQ:A050110), Creative Sensor Inc. (TSEC:8249), Powerlogics Co., Ltd. (KOSDAQ:A047310), Nanos Co., Ltd. (KOSDAQ:A151910), Haesung Optics Co., Ltd. (KOSDAQ:A076610)

Draft – for discussion only

Project Orchid

Selected Historical and Projected Financial Information

(dollars in millions)

	Fiscal Year Ended March 31,			LTM Ended	Fiscal Year Ending March 31,					CAGR
	2013	2014	2015	6/30/15	2016E	2017E	2018E	2019E	2020E	2015 to 2020E
Revenues, Net	$66.8	$62.7	$78.0	$68.7	$78.5	$75.0	$75.0	$75.0	$75.0	-0.8%
Growth %	*21.0%*	*-6.2%*	*24.4%*		*0.6%*	*-4.5%*	*0.0%*	*0.0%*	*0.0%*	
Cost of Goods Sold	(56.9)	(58.0)	(74.9)	(66.2)	(72.1)	(68.9)	(68.6)	(68.6)	(68.6)	
Gross Profit	$10.0	$4.7	$3.2	$2.5	$6.4	$6.2	$6.4	$6.4	$6.4	
Margin %	*14.9%*	*7.5%*	*4.0%*	*3.6%*	*8.1%*	*8.2%*	*8.5%*	*8.5%*	*8.5%*	
Selling, General & Administrative	(12.4)	(13.1)	(12.4)	(13.0)	(16.1)	(15.9)	(15.5)	(14.9)	(14.9)	
Depreciation & Amortization	2.1	2.9	3.8	3.8	3.7	3.7	3.5	3.3	3.3	
EBITDA	($0.3)	($5.6)	($5.5)	($6.7)	($6.0)	($6.0)	($5.6)	($5.2)	($5.2)	-1.1%
Margin %	*-0.5%*	*-8.9%*	*-7.1%*	*-9.8%*	*-7.6%*	*-8.1%*	*-7.5%*	*-6.9%*	*-6.9%*	
Depreciation & Amortization	(2.1)	(2.9)	(3.8)	(3.8)	(3.7)	(3.7)	(3.5)	(3.3)	(3.3)	
EBIT	($2.4)	($8.5)	($9.3)	($10.5)	($9.7)	($9.7)	($9.1)	($8.5)	($8.5)	-1.7%
Margin %	*-3.6%*	*-13.5%*	*-11.9%*	*-15.3%*	*-12.4%*	*-12.9%*	*-12.1%*	*-11.3%*	*-11.3%*	

Source: Public filings, Capital IQ, Company management
Notes:
CAGR refers to Compound Annual Growth Rate
EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization, adjusted for certain non-recurring items
EBIT refers to Earnings Before Interest and Taxes, adjusted for certain non-recurring items
E refers to Estimated
LTM refers to the most recently completed twelve month period for which financial information has been made public

Draft – for discussion only

HOULIHAN LOKEY 5

Project Orchid

Liquidation Analysis

(In thousands, except per share figures)

Assets	Balance Sheet as of June 30, 2015 US$ '000 Pct.%	Sub	Total	Recoverability Estimate Low	High	Liquidation Value US$ '000 Sub (Low)	Total (Low)	Sub (High)	Total (High)	Management Rationale for Recoverability Estimate
Current Assets:										
Cash & Bank Balances			$32,747				$32,747		$32,747	- All outstanding cash balances are assumed to be fully recoverable
Offshore	55%	$18,062		100%	100%	$18,062		$18,062		- Held in US accounts and easily remitted
Onshore	45%	$14,685		100%	100%	$14,685		$14,685		- Held in Hong Kong accounts and casilly remitted
A/C Receivable - Trade			$15,623				$6,203		$9,327	- Historical bad debt reserve is less than 0.5% of sales, but increasing non-collectible trade A/C receivable is anticipated due to potential supply and business interruption issues with customers. Only part of the debtors have bought insurance, however, those insured outstanding balances are not fully covered
Within 90 Days	97%	$15,182		40%	60%	$6,073		$9,109		
91 - 120 Days	3%	$435		30%	50%	$131		$218		
120 - 150 Days	0%	$6		0%	0%	$0		$0		
Over 150 days	0%	$0		0%	0%	$0		$0		
Bills Receivable			$10,058				$10,058		$10,058	- All outstanding balances are assumed to be fully recoverable
Within 90 Days	100%	$10,058		100%	100%	$10,058		$10,058		- Bank's acceptance bill receivable is guaranteed by bank
91 - 180 Days	0%	$0		0%	0%	$0		$0		
181 - 365 Days	0%	$0		0%	0%	$0		$0		
Over 1 year	0%	$0		0%	0%	$0		$0		
Interest Receivable			$43				$43		$43	- Interest receivable from bank deposits is assumed to be fully recoverable
Within 90 Days	49%	$21		100%	100%	$21		$21		
91 - 180 Days	0%	$0		0%	0%	$0		$0		
181 - 365 Days	51%	$22		100%	100%	$22		$22		
Over 1 year	0%	$0		0%	0%	$0		$0		
Deposits & Prepayments & Other Receivable			$2,256				$846		$1,184	- Except for the VAT receivable, the remaining prepaid expenses could not be refunded
Within 90 Days	75%	$1,692		50%	70%	$846		$1,184		
91 - 180 Days	10%	$226		0%	0%	$0		$0		
181 - 365 Days	5%	$113		0%	0%	$0		$0		
Over 1 year	0%	$0		0%	0%	$0		$0		
Temporary Payment			$1,053	20%	50%		$211		$527	- 90% of temporary payment is rental receivable from COM tenant
Inventory			$7,861	30%	40%		$2,358		$3,145	
Deferred Tax Assets			$11	0%	0%		$0		$0	
Amount due from Related Parties			$15	100%	100%		$15		$15	- Rental deposits paid to related company are assumed to be 100% recoverable
Current Assets			$69,668				$52,482		$57,046	
Non-Current Assets:										
Property, Plant and Equipment, Net			$26,202				$9,450		$14,971	
Property under Development	8%	$1,261		0%	30%	$0		$378		- Property in Dongguan faced structural problems, with property certificate unissued
Land Use Right (China)	18%	$2,800		0%	0%	$0		$0		- Expects no recovery upon liquidation since the LUR is for industrial purposes only
Land & Building	72%	$11,315		83%	121%	$9,423		$13,710		- Refers to Hong Kong office, Shenzhen office and Dongguan factory
Plant & Machinery	53%	$8,288		0%	10%	$0		$829		- Expects limited recovery given resale value
Moulds	3%	$437		0%	0%	$0		$0		- Expects no recovery given manufactured for specific customers
Furniture & Fixtures	11%	$1,763		0%	0%	$0		$0		- Expects no recovery
Office Equipment	0%	$27		0%	0%	$0		$0		- Expects no recovery
Computer Equipment	1%	$204		0%	0%	$0		$0		- Expects no recovery given outdated desktop computers and servers
Motor Car & Yacht	1%	$107		25%	50%	$27		$53		
Non-Current Assets			$26,202				$9,450		$14,971	
Total Assets			$95,870				$61,932		$72,016	

Note: Analysis per Company management

Draft – for discussion only

HOULIHAN LOKEY | 6

Project Orchid

Liquidation Analysis (cont.)

(In thousands, except per share figures)

	Balance Sheet as of June 30, 2015 US$ '000			Recoverability Estimate		Liquidation Value US$ '000				
Liabilities & Shareholders' Equity	Pct.%	Sub	Total	Low	High	Sub (Low)	Total (Low)	Sub (High)	Total (High)	Management Rationale for Recoverability Estimate
Liabilities										
A/C Payable - Trade			$13,140				$13,140		$13,140	
Within 90 Days	91%	$11,947		100%	100%	$11,947		$11,947		- Expects to be fully payable due to obligation
91 - 120 Days	5%	$825		100%	100%	$825		$825		- Expects to be fully payable due to obligation
> 120 Days	2%	$368		100%	100%	$368		$368		- Expects to be fully payable due to obligation
Bills Payable & Trust Receipt			$5,799				$5,799		$5,799	
Within 90 Days	38%	$4,952		100%	100%	$4,952		$4,952		- Expects to be fully payable due to senior claim
91 - 120 Days	5%	$847		100%	100%	$847		$847		- Expects to be fully payable due to senior claim
> 120 Days	0%	$0		100%	100%	$0		$0		
Short Term Loans			$4,301	100%	100%		$4,301		$4,301	- Expects to be fully payable due to senior claim
Provisions & Accruals, Other Payable			$8,903	100%	100%		$8,903		$8,903	- Expects to be fully payable due to obligation
Provision for Taxation			$4,029	100%	100%		$4,029		$4,029	- Reserved for potential tax issues upon liquidation
Deferred Taxation			$8	0%	0%		$0		$0	
Temporary Receipt			$1,430	100%	100%		$1,430		$1,430	- Expects to be fully payable due to contractual obligation
Total Liabilities			$37,610				$37,602		$37,602	
Shareholder's Equity										
Share Capital			$129	0%	0%		$0		$0	
Treasury Stock			-$4,663	0%	0%		$0		$0	
Share Premium			$85,108	0%	0%		$0		$0	
Revaluation Reserve			$1,328	0%	0%		$0		$0	
Retained Earnings			-$34,028	0%	0%		$0		$0	
Other Comprehensive Income			$10,839	0%	0%		$0		$0	
Minority Interest			-$453	0%	0%		$0		$0	
Total Equity			$58,260				$0		$0	
Total Liabilities and Equity			$95,870				$37,602		$37,602	
Residual Value							$24,330		$34,414	
Wind Down Charges										
Operating Costs During Wind-down							$1,290		$1,290	- Estimated resources and time needed to complete orderly wind-down (3 months)
Severance Fee							$600		$1,000	- Estimated based on employment contracts for employees not needed during the wind-down period
Liquidation Committee's Fee							$10		$20	
Other Legal Charges (Litigation, Tax Clearance, Authority Approval, Deregistration)							$350		$450	- Include, amoung others, approvals from authorities that the Company is free of liabilities
Total Wind Down Charges							$2,250		$2,760	
Residual After Total Contractual Obligations and Wind Down Charges										
Total							$22,080		$31,654	
Per Share							$7.25		$10.40	

Note: Analysis per Company management

Draft – for discussion only

HOULIHAN LOKEY 7

Project Orchid

Selected Companies Trading Statistics

(dollars and shares in millions, except per share values)

Company	Ticker	Stock Price (11/13/2015)	Equity[1] Value (US$mm)	Enterprise[2] Value (US$mm)	EV / Revenue LTM (x)	EV / Revenue NFY (x)	EV / Revenue NFY+1 (x)	EV / EBITDA LTM (x)	EV / EBITDA NFY (x)	EV / EBITDA NFY+1 (x)
Selected Firms										
APCB Inc.	TSEC:6108	$0.39	$63	$184	0.74x	NA	NA	7.1x	NA	NA
Nanos Co., Ltd.	KOSDAQ:A151910	6.30	76	158	0.98x	0.67x	NMF	10.6x	4.1x	NMF
CammSys Corp.	KOSDAQ:A050110	1.81	96	161	0.50x	NA	NA	7.3x	NA	NA
Powerlogics Co., Ltd.	KOSDAQ:A047310	3.46	103	139	0.29x	NA	NA	8.1x	NA	NA
Haesung Optics Co., Ltd.	KOSDAQ:A076610	4.68	78	122	0.62x	NA	NA	5.6x	NA	NA
AzureWave Technologies, Inc.	TSEC:3694	0.59	76	85	0.53x	NA	NA	NMF	NA	NA
Creative Sensor Inc.	TSEC:8249	0.69	89	25	0.16x	NA	NA	1.4x	NA	NA
Bison Electronics Inc.	GTSM:3659	0.29	16	16	0.25x	NA	NA	NMF	NA	NA
Mean					0.51x	NMF	NMF	6.7x	NMF	NMF
Median					0.51x	NMF	NMF	7.2x	NMF	NMF
High					0.98x	NMF	NMF	10.6x	NMF	NMF
Low					0.16x	NMF	NMF	1.4x	NMF	NMF
Current										
Global-Tech Advanced Innovations	NasdaqGM:GAI	$6.00	$19	($6)	NMF	NMF	NMF	NMF	NMF	NMF
Offer										
Global-Tech Advanced Innovations	NasdaqGM:GAI	$8.75	$27	$3	0.04x	0.04x	0.04x	NMF	NMF	NMF

Sources: Capital IQ, Company public filings, analyst reports
Notes:
*1. Equity Market Value refers to share price * (common shares outstanding + options and warrants per the treasury stock method)*
2. Enterprise Value refers to equity market value + debt + preferred stock + derivative liabilities + minority interest – cash and short term investment
LTM refers to the most recently completed twelve month period for which financial information has been made public
NFY refers to next fiscal year; NFY+1 refers to the year after next fiscal year
NA refers to not available figure
No company used in this analysis for comparative purposes is identical to the Company

Draft – for discussion only

HOULIHAN LOKEY 8

Project Orchid

Benchmarking Analysis1

Size

(LTM Revenue, millions)

Name Value Powerlogics Co., Ltd. $480.0 CammSys Corp. $325.9 APCB Inc. $249.5 Haesung Optics Co., Ltd. $196.0 Nanos Co., Ltd. $161.1 AzureWave Technologies, Inc. $160.5 Creative Sensor Inc. $159.9

Global-Tech Advanced Innovations Inc. $68.7

Bison Electronics Inc. $65.7

Size2

(Enterprise Value as of 11/13/15, millions)

Name Value APCB Inc. $184.4 Nanos Co., Ltd. $158.2 CammSys Corp. $161.4 Powerlogics Co., Ltd. $138.9 Haesung Optics Co., Ltd. $121.9 AzureWave Technologies, Inc. $85.4 Creative Sensor Inc. $25.2 Bison Electronics Inc. $16.4

Global-Tech Advanced Innovations Inc. ($5.5)

Historical Growth (2-Fiscal Year Revenue)

Name Value Haesung Optics Co., Ltd. 69.7% CammSys Corp. 24.3% Nanos Co., Ltd. 19.6% APCB Inc. 11.3%

Global-Tech Advanced Innovations Inc. 8.1%

Powerlogics Co., Ltd. 3.9% Creative Sensor Inc. 6.8% Bison Electronics Inc. -3.3% AzureWave Technologies, Inc. -19.3%

Historical Growth (1-Fiscal Year Revenue)

Name Value

Global-Tech Advanced Innovations Inc. 24.4%

Creative Sensor Inc. 12.4% APCB Inc. 11.3% Haesung Optics Co., Ltd. 7.5% CammSys Corp. 4.0% Powerlogics Co., Ltd. 3.1% Bison Electronics Inc. -12.4% AzureWave Technologies, Inc. -15.8% Nanos Co., Ltd. -18.0%

Historical Growth (2-Fiscal Year EBITDA)

Name Value CammSys Corp. 67.1% Creative Sensor Inc. 31.1% Nanos Co., Ltd. 16.4% Haesung Optics Co., Ltd. 10.8% APCB Inc. 5.9% Powerlogics Co., Ltd. -5.2% Bison Electronics Inc. -17.9% AzureWave Technologies, Inc. NMF

Global-Tech Advanced Innovations Inc. NMF

Historical Growth (1-Fiscal Year EBITDA)

Name Value APCB Inc. 39.8% Powerlogics Co., Ltd. 34.4% Creative Sensor Inc. 28.3% Nanos Co., Ltd. 4.3% CammSys Corp. -16.3% Haesung Optics Co., Ltd. -38.9% Bison Electronics Inc. -51.4% AzureWave Technologies, Inc. NMF

Global-Tech Advanced Innovations Inc. NMF

Projected Growth (1-Fiscal Year Revenue)

Name Value Nanos Co., Ltd. 45.5%

Global-Tech Advanced Innovations Inc. 0.6%

APCB Inc. NA AzureWave Technologies, Inc. NA Bison Electronics Inc. NA CammSys Corp. NA Creative Sensor Inc. NA Powerlogics Co., Ltd. NA Haesung Optics Co., Ltd. NA

Relative Depreciation (LTM Depr. to LTM EBITDA)

Name Value AzureWave Technologies, Inc. 358.0% Nanos Co., Ltd. 78.0% Powerlogics Co., Ltd. 72.9% APCB Inc. 72.6% Haesung Optics Co., Ltd. 71.7% Creative Sensor Inc. 37.0% CammSys Corp. 35.7% Bison Electronics Inc. NMF

Global-Tech Advanced Innovations Inc. NMF

Source: Public filings, Capital IQ, Company management Notes:

1. No company used for comparative purposes is identical to the Company

2. Based on public trading prices of common stock

LTM refers to the most recently completed twelve month period for which financial information has been made public

NA refers to not available Draft – for discussion only

Project Orchid

Benchmarking Analysis1 (cont.)

Profitability

(LTM EBITDA to LTM Revenue)

Name Value Haesung Optics Co., Ltd. 11.0% Creative Sensor Inc. 11.0% APCB Inc. 10.4% Nanos Co., Ltd. 9.3% CammSys Corp. 6.8% Powerlogics Co., Ltd. 3.6% AzureWave Technologies, Inc. 1.6% Bison Electronics Inc. -0.2%

Global-Tech Advanced Innovations Inc. -9.8%

Profitability

(FYE EBITDA to FYE Revenue)

Name Value APCB Inc. 11.7% Creative Sensor Inc. 10.8% Haesung Optics Co., Ltd. 10.6% Nanos Co., Ltd. 8.9% CammSys Corp. 6.8% Powerlogics Co., Ltd. 4.1% Bison Electronics Inc. 3.7% AzureWave Technologies, Inc. -4.6%

Global-Tech Advanced Innovations Inc. -7.1%

Profitability

(FYE-1 EBITDA to FYE-1 Revenue)

Name Value Haesung Optics Co., Ltd. 18.7% Creative Sensor Inc. 9.5% APCB Inc. 9.3% CammSys Corp. 8.5% Nanos Co., Ltd. 7.0% Bison Electronics Inc. 6.7% Powerlogics Co., Ltd. 3.1% AzureWave Technologies, Inc. 0.3%

Global-Tech Advanced Innovations Inc. -8.9%

Profitability

(FYE-2 EBITDA to FYE-2 Revenue)

Name Value Haesung Optics Co., Ltd. 25.0% APCB Inc. 12.9% Nanos Co., Ltd. 9.4% Creative Sensor Inc. 7.2% Bison Electronics Inc. 5.1% Powerlogics Co., Ltd. 4.9% CammSys Corp. 3.8% AzureWave Technologies, Inc. 2.4%

Global-Tech Advanced Innovations Inc. -0.5%

Internal Investment

(LTM Capital Expenditures to LTM Revenue)

Name Value Nanos Co., Ltd. 11.8% Haesung Optics Co., Ltd. 11.0% CammSys Corp. 10.3% APCB Inc. 8.3% Powerlogics Co., Ltd. 5.0% Bison Electronics Inc. 3.1% Creative Sensor Inc. 2.3%

Global-Tech Advanced Innovations Inc. 2.2%

AzureWave Technologies, Inc. 2.0%

Liquidity2

(Current Ratio as of 11/13/15)

Name Value Creative Sensor Inc. 2.1

Global-Tech Advanced Innovations Inc. 1.8

Bison Electronics Inc. 1.5 AzureWave Technologies, Inc. 1.2 CammSys Corp. 1.2 APCB Inc. 1.1 Powerlogics Co., Ltd. 1.1 Haesung Optics Co., Ltd. 0.9 Nanos Co., Ltd. 0.8

Leverage2 (Debt to EV as of 11/13/15)

Name Value APCB Inc. 99.2% CammSys Corp. 55.0% Nanos Co., Ltd. 55.4% Haesung Optics Co., Ltd. 42.6% Powerlogics Co., Ltd. 38.7% AzureWave Technologies, Inc. 21.4% Bison Electronics Inc. 18.9% Creative Sensor Inc. 0.0%

Global-Tech Advanced Innovations Inc. NMF

Source: Public filings, Capital IQ, Company management Notes:

1. No company used for comparative purposes is identical to the Company

2. Based on public trading prices of common stock

LTM refers to the most recently completed twelve month period for which financial information has been made public

NA refers to not available Draft – for discussion only

Project Orchid

Implied Premiums Paid in Selected Going-Private Transactions Involving US-Listed Chinese Companies

Announced Date	Closing Date	Company Name	Offer Price[1] (US$)	Price Premium						
				1-Day Prior	30-Day VWAP[2]	60-Day VWAP[2]	90 -Day VWAP[2]	180-Day VWAP[2]	52-Week VWAP[2]	52-Week High[3]
On-Going Deals										
11/2/2015	-	China Ming Yang Wind Power Group Ltd.	$2.51	13.1%	19.3%	17.8%	11.2%	(8.5%)	(5.5%)	(34.3%)
10/30/2015	-	SORL Auto Parts, Inc.	2.84	21.9%	33.4%	38.8%	26.3%	(6.7%)	(9.7%)	(36.7%)
10/16/2015	-	Youku Tudou Inc.	26.60	30.2%	48.1%	46.1%	27.3%	27.1%	30.2%	(15.6%)
8/31/2015	-	iKang Healthcare Group, Inc.	17.80	10.8%	9.7%	(0.0%)	(3.0%)	0.1%	(0.8%)	(21.5%)
8/3/2015	-	eLong Inc.	18.00	24.1%	20.3%	(8.6%)	(7.7%)	(5.7%)	(5.5%)	(33.9%)
8/3/2015	-	Global-Tech Advanced Innovations	8.75	191.7%	159.9%	147.2%	143.3%	72.2%	71.4%	(0.6%)
7/21/2015	-	Mecox Lane Limited	4.00	17.6%	11.9%	11.3%	9.3%	10.2%	7.2%	(14.7%)
7/9/2015	-	YY Inc.	68.50	17.4%	(1.2%)	2.2%	8.3%	3.5%	(2.7%)	(28.9%)
7/9/2015	-	E-Commerce China Dangdang Inc.	7.81	20.0%	(15.9%)	(16.6%)	(15.6%)	(19.8%)	(29.8%)	(52.4%)
7/6/2015	-	China Nepstar Chain Drugstore Ltd.	2.60	18.2%	(1.7%)	(2.2%)	2.2%	13.9%	14.3%	(21.2%)
6/29/2015	-	Kongzhong Corp.	8.56	21.8%	11.5%	19.7%	27.0%	32.1%	27.3%	(7.9%)
6/23/2015	-	Momo Inc.	18.90	20.5%	147.1%	167.9%	183.4%	34.7%	11.2%	(5.0%)
6/22/2015	-	Vimicro International Corp.	13.50	9.5%	3.4%	9.8%	15.4%	38.8%	50.9%	(18.1%)
6/19/2015	-	AirMedia Group Inc.	6.00	70.5%	10.8%	30.2%	31.3%	46.2%	52.3%	(22.1%)
6/17/2015	-	Qihoo 360 Technology Co. Ltd.	77.00	16.6%	30.3%	31.6%	39.2%	29.4%	12.0%	(26.5%)
6/15/2015	-	iDreamSky Technology Limited	14.00	(3.8%)	24.5%	39.8%	41.5%	11.7%	(6.8%)	(46.1%)
6/12/2015	-	Bona Film Group Limited	13.70	6.5%	20.4%	28.7%	34.6%	45.5%	55.2%	3.2%
6/11/2015	-	Homeinns Hotel Group	32.81	8.8%	18.3%	25.0%	25.4%	20.4%	13.6%	(10.9%)
6/10/2015	-	Renren Inc.	4.20	2.2%	13.7%	24.6%	29.7%	35.5%	32.5%	(5.6%)
6/10/2015	-	21Vianet Group, Inc.	23.00	15.5%	48.2%	36.4%	35.1%	28.1%	16.1%	(28.9%)
6/9/2015	-	E-House China Holdings Limited	7.38	10.0%	16.2%	20.5%	17.8%	0.1%	(12.7%)	(40.9%)
6/5/2015	-	JA Solar Holdings Co., Ltd.	9.69	19.9%	2.6%	1.7%	4.3%	10.2%	5.9%	(14.3%)
6/1/2015	-	Taomee Holdings Ltd.	3.59	20.1%	11.7%	15.1%	8.6%	1.3%	(100.0%)	(35.0%)
4/30/2015	-	WuXi PharmaTech (Cayman) Inc.	46.00	16.2%	19.2%	19.4%	20.6%	23.7%	27.9%	2.2%
4/27/2015	-	China Cord Blood Corporation	6.40	(11.4%)	7.6%	11.0%	13.2%	17.5%	21.8%	(11.6%)
4/20/2015	-	Xueda Education Group	3.38	19.9%	14.5%	19.3%	23.1%	16.6%	8.6%	(40.3%)
4/13/2015	-	Sungy Mobile Limited	4.90	8.9%	19.9%	11.0%	4.9%	(30.2%)	(51.5%)	(76.8%)
3/3/2015	-	Jiayuan.com International Ltd.	5.37	15.7%	12.7%	14.1%	8.2%	(1.0%)	(9.9%)	(39.3%)
1/27/2014	-	Shanda Games Limited	6.90	22.1%	43.1%	51.8%	54.3%	56.5%	62.1%	6.2%
8/19/2013	-	Exceed Company Ltd.	1.78	19.5%	24.4%	27.9%	30.4%	30.2%	24.0%	(6.3%)
Mean				22.5%	26.1%	28.1%	28.3%	17.8%	10.3%	(22.8%)
Median				17.5%	17.2%	19.6%	21.8%	17.0%	11.6%	(21.3%)
High				191.7%	159.9%	167.9%	183.4%	72.2%	71.4%	6.2%
Low				(11.4%)	(15.9%)	(16.6%)	(15.6%)	(30.2%)	(100.0%)	(76.8%)
8/3/2015	-	Global-Tech Advanced Innovations	$8.75	191.7%	159.9%	147.2%	143.3%	72.2%	71.4%	(0.6%)

Source: Capital IQ, Company Filings

Note:

1. As of announcement date or any revised offers received after announcement date

2. VWAP refers to Volume Weighted Average Price

3. 52-Week High prior to going private announcement

Draft – for discussion only

HOULIHAN LOKEY 11

Project Orchid

Implied Premiums Paid in Selected Going-Private Transactions Involving US-Listed Chinese Companies (cont.)

Announced Date	Closing Date	Company Name	Offer Price[1] (US$)	Price Premium						
				1-Day Prior	30-Day VWAP[2]	60-Day VWAP[2]	90 -Day VWAP[2]	180-Day VWAP[2]	52-Week VWAP[2]	52-Week High[3]
Closed Deals										
6/4/2015	11/16/2015	Mindray Medical International Limited	$28.00	1.9%	(3.1%)	(2.3%)	(2.4%)	(2.6%)	(4.2%)	(17.2%)
5/18/2015	8/10/2015	China Mobile Games and Entertainment Group Limited	21.50	5.5%	3.6%	8.1%	12.3%	1.4%	(99.9%)	(27.6%)
1/2/2015	7/28/2015	Perfect World Co., Ltd.	20.00	26.9%	20.3%	10.2%	5.4%	4.4%	(0.6%)	(23.8%)
5/22/2013	12/2/2014	Le Gaga Holdings Ltd	4.06	21.6%	22.0%	16.6%	15.7%	10.0%	7.7%	(21.9%)
4/28/2012	11/26/2014	Sino Gas International Holdings, Inc.	1.30	306.3%	297.8%	271.4%	244.4%	258.2%	196.0%	176.6%
3/10/2014	11/18/2014	Montage Technology Group Limited	22.60	31.7%	28.0%	24.4%	25.8%	n.a.	n.a.	n.a.
2/17/2014	9/29/2014	Chindex International Inc.	24.00	39.9%	44.5%	44.9%	45.5%	44.0%	51.9%	24.9%
9/30/2013	9/24/2014	Charm Communications Inc.	4.70	17.2%	14.3%	13.2%	9.2%	5.2%	4.7%	(21.7%)
6/6/2013	8/29/2014	iSoftStone Holdings Limited	5.70	17.8%	26.4%	25.6%	22.1%	21.1%	17.9%	(19.6%)
12/24/2013	7/30/2014	Noah Education Holdings Ltd.	2.85	26.7%	21.5%	26.3%	33.5%	50.7%	54.7%	11.3%
11/25/2013	7/18/2014	Giant Interactive Group, Inc.	12.00	18.5%	31.5%	33.7%	37.4%	47.7%	58.2%	5.0%
2/10/2014	7/17/2014	AutoNavi Holdings Limited	21.00	27.0%	38.6%	40.0%	36.1%	46.1%	52.2%	(0.9%)
9/4/2013	7/9/2014	China Hydroelectric Corporation	3.51	57.4%	62.5%	54.4%	48.0%	60.2%	72.0%	8.0%
10/15/2012	7/3/2014	Yongye International, Inc.	7.10	48.2%	58.3%	74.1%	83.3%	98.4%	86.2%	20.3%
10/12/2012	5/30/2014	Ninetowns Internet Technology Group Company Limited	2.00	85.2%	79.4%	81.9%	73.7%	62.7%	62.7%	(2.4%)
6/20/2013	4/23/2014	ChinaEdu Corporation	7.00	19.9%	17.9%	13.2%	14.0%	15.7%	18.3%	(16.3%)
11/2/2012	4/14/2013	Trunkbow International Holdings, Ltd.	1.46	24.8%	48.6%	54.8%	49.3%	6.6%	1.1%	(39.4%)
5/20/2013	3/27/2014	Pactera Technology International Ltd.	7.30	38.8%	34.5%	19.9%	14.0%	8.1%	2.5%	(33.0%)
3/12/2013	3/28/2014	Camelot Information Systems Inc.	1.85	23.3%	27.6%	53.7%	51.5%	20.7%	(20.0%)	(54.5%)
1/20/2012	1/15/2014	AsiaInfo-Linkage, Inc.	12.00	21.0%	50.8%	43.2%	38.7%	(0.1%)	(13.9%)	(47.6%)
3/11/2013	12/23/2013	Simcere Pharmaceutical Group.	9.66	21.4%	23.1%	22.7%	21.6%	21.3%	18.3%	2.0%
8/13/2012	7/30/2013	LJ International Inc.	2.00	24.2%	21.4%	29.2%	17.6%	4.7%	(4.1%)	(31.3%)
9/26/2012	7/5/2013	7 Days Group Holdings Limited	13.80	30.6%	43.2%	45.3%	42.5%	24.3%	15.6%	(21.1%)
10/3/2012	6/27/2013	Feihe International, Inc.	7.40	21.3%	23.6%	14.9%	22.9%	42.8%	47.9%	(20.4%)
3/27/2012	6/27/2013	Zhongpin, Inc.	13.50	46.6%	46.5%	38.6%	40.3%	44.7%	24.4%	(22.0%)
9/12/2012	5/30/2013	3SBio Inc.	16.70	44.1%	45.7%	39.6%	33.8%	33.6%	37.2%	8.9%
8/13/2012	5/23/2013	Focus Media Holding Ltd.	27.50	17.6%	36.6%	33.9%	28.2%	28.2%	26.2%	(16.5%)
2/15/2013	5/17/2013	China Shenghuo Pharmaceutical Holdings, Inc.	0.16	18.5%	61.5%	42.8%	46.0%	(33.0%)	(36.6%)	(78.1%)
9/7/2012	4/8/2013	Syswin Inc.	2.05	28.1%	45.7%	39.9%	43.5%	112.5%	103.3%	(12.4%)
7/6/2012	3/28/2013	ShangPharma Corporation	9.00	30.8%	44.8%	34.2%	20.4%	13.0%	4.8%	(26.5%)
5/9/2012	2/6/2013	China Nuokang Bio-Pharmaceutical Inc.	5.80	56.8%	74.0%	95.9%	102.9%	41.3%	37.3%	(1.4%)
5/21/2012	12/28/2012	Yucheng Technologies Limited	3.90	26.4%	28.0%	32.4%	42.5%	52.7%	43.5%	0.8%
11/3/2010	12/27/2012	Fushi Copperweld, Inc.	9.50	4.4%	1.6%	8.0%	9.4%	(2.0%)	0.0%	(26.6%)
4/2/2012	12/11/2012	Winner Medical Group Inc.	4.50	32.3%	29.2%	40.1%	46.4%	31.7%	12.7%	(15.1%)
1/9/2012	11/9/2012	Pansoft Company Limited	4.15	106.5%	83.2%	93.2%	79.6%	36.7%	27.4%	(16.0%)

Source: Public filings, Capital IQ, Company management
Notes:
1. No company used for comparative purposes is identical to the Company
2. Based on public trading prices of common stock
LTM refers to the most recently completed twelve month period for which financial information has been made public
NA refers to not available

Draft – for discussion only

HOULIHAN LOKEY | 12

Project Orchid

Implied Premiums Paid in Selected Going-Private Transactions Involving US-Listed Chinese Companies (cont.)

Announced Date	Closing Date	Company Name	Offer Price[1] (US$)	Price Premium: 1-Day Prior	30-Day VWAP[2]	60-Day VWAP[2]	90 -Day VWAP[2]	180-Day VWAP[2]	52-Week VWAP[2]	52-Week High[3]
Closed Deals (cont.)										
5/3/2012	11/2/2012	China Mass Media Corp.	$5.00	115.5%	133.1%	38.9%	(3.2%)	(35.0%)	(38.2%)	(80.8%)
2/21/2012	10/31/2012	China TransInfo Technology Corp.	5.80	12.6%	26.6%	40.0%	52.6%	67.7%	47.7%	11.5%
2/24/2012	10/17/2012	Gushan Environmental Energy Limited	1.65	34.1%	28.1%	27.7%	10.0%	(13.6%)	(31.8%)	(66.7%)
1/6/2012	5/15/2012	Jingwei International Limited	2.20	64.2%	66.6%	57.0%	48.2%	8.3%	(5.7%)	(46.5%)
10/28/2011	4/20/2012	China Real Estate Information Corporation	5.73	6.1%	20.1%	7.0%	(5.8%)	(13.3%)	(21.8%)	(46.3%)
11/14/2011	4/17/2012	China GrenTech Corp. Ltd.	3.15	23.0%	34.3%	42.4%	45.7%	18.4%	11.6%	(14.9%)
10/17/2011	2/14/2012	Shanda Interactive Entertainment Ltd.	41.35	23.5%	26.6%	25.1%	20.6%	2.3%	2.5%	(23.7%)
3/7/2011	11/4/2011	China Fire & Security Group, Inc.	9.00	43.8%	52.4%	40.1%	28.1%	12.1%	(13.5%)	(45.4%)
10/11/2010	11/3/2011	Harbin Electric, Inc.	24.00	20.2%	36.3%	35.1%	37.7%	24.8%	22.3%	(7.7%)
1/28/2011	9/16/2011	China Security & Surveillance Technology, Inc.	6.50	33.2%	30.1%	26.1%	21.3%	24.9%	11.9%	(26.9%)
3/25/2011	8/25/2011	Funtalk China Holdings Limited	7.20	17.1%	34.2%	30.6%	26.7%	2.9%	3.9%	(17.5%)
11/11/2010	8/19/2011	Chemspec International Limited	8.10	28.2%	29.2%	27.0%	22.8%	10.4%	14.2%	(10.5%)
6/27/2011	8/11/2011	Tiens Biotech Group (USA), Inc.	1.72	67.0%	44.2%	31.5%	27.6%	21.5%	16.5%	(13.1%)
4/8/2010	4/15/2011	Tongjitang Chinese Medicines Company	4.50	19.0%	22.3%	21.9%	21.0%	17.9%	18.4%	(11.8%)
Mean				38.3%	43.2%	40.2%	36.9%	28.3%	19.6%	(15.7%)
Median				26.7%	34.2%	33.9%	28.2%	20.9%	14.9%	(17.4%)
High				306.3%	297.8%	271.4%	244.4%	258.2%	196.0%	176.6%
Low				1.9%	(3.1%)	(2.3%)	(5.8%)	(35.0%)	(99.9%)	(80.8%)
Overall										
Mean				32.3%	36.7%	35.6%	33.6%	24.3%	16.1%	(18.5%)
Median				21.4%	27.6%	28.7%	26.7%	19.4%	13.2%	(18.9%)
High				306.3%	297.8%	271.4%	244.4%	258.2%	196.0%	176.6%
Low				(11.4%)	(15.9%)	(16.6%)	(15.6%)	(35.0%)	(100.0%)	(80.8%)
8/3/2015	-	Global-Tech Advanced Innovations	$8.75	191.7%	159.9%	147.2%	143.3%	72.2%	71.4%	(0.6%)

Source: Capital IQ, Company Filings
Note:
1. As of announcement date or any revised offers received after announcement date
2. VWAP refers to Volume Weighted Average Price
3. 52-Week High prior to going private announcement

Draft – for discussion only

HOULIHAN LOKEY 13

Project Orchid

Illustrative Implied Multiples and Investment Required

(dollars in millions, except per share values)

Illustrative Purchase Price Per Share	Implied Equity Value[1]	Implied Premium to Pre-Announcement Original Price	Implied Enterprise Value[1]	Implied Enterprise Value[1]/ Revenue 6/30/2015	Implied Enterprise Value[1]/ EBITDA 6/30/2015	Total Implied Investment Required [1]
Pre-announcement Price (8/2/2015) $3.00	$9.4	-	-14.9	NEG	NEG	3.1
Current Trading Price (11/13/2015) $6.00	18.8	100.0%	-$5.5	NEG	NEG	6.3
Offer Price: $8.75	27.4	191.7%	3.1	0.04x	NEG	9.1
$8.90	27.8	196.7%	3.5	0.05x	NEG	9.3
$9.05	28.3	201.7%	4.0	0.06x	NEG	9.5
$9.20	28.8	206.7%	4.5	0.07x	NEG	9.6
$9.35	29.2	211.7%	4.9	0.07x	NEG	9.8
$9.50	29.7	216.7%	5.4	0.08x	NEG	9.9
$9.65	30.2	221.7%	5.9	0.09x	NEG	10.1
$9.80	30.6	226.7%	6.3	0.09x	NEG	10.2
$9.95	31.1	231.7%	6.8	0.10x	NEG	10.4
$10.10	31.6	236.7%	7.3	0.11x	NEG	10.6
$10.25	32.1	241.7%	7.8	0.11x	NEG	10.7
$10.40	32.5	246.7%	8.2	0.12x	NEG	10.9
$10.55	33.0	251.7%	8.7	0.13x	NEG	11.0

Additional Investment Required per Selected Price Movements

Per Share Price Movement	Additional Investment (US$ millions)
$0.10	$0.1
$0.25	$0.3
$0.50	$0.5
$0.75	$0.8
$1.00	$1.0

Source: Company Filings, Capital IQ
Note:
1. Based on 3,127,503 outstanding shares as of 11/12/2015, per Company management

Draft – for discussion only

HOULIHAN LOKEY 14

Project Orchid

Price Revision Data for Going-Private Transactions

Announcement Date	Company	Domiciled Location	Initial Offer Date	Initial Offer Price ($)	Final Offer Date	Final Offer Price ($)	% Change	# of Revisions
6/9/2015	E-House China Holdings Limited*	Cayman	6/9/2015	$7.38	11/3/2015	$6.64	-10.0%	1
3/3/2015	Jiayuan.com International Ltd.*	Cayman	3/3/2015	5.37	6/9/2015	7.20	34.1%	1
6/4/2015	Mindray Medical International Limited	Cayman	6/4/2015	30.00	10/22/2015	28.00	(6.7%)	2
5/22/2013	Le Gaga Holdings Ltd	Cayman	5/22/2013	4.01	7/30/2014	4.06	1.2%	1
4/28/2012	Sino Gas International Holdings, Inc.	Utah	4/28/2012	0.48	3/28/2014	1.30	170.8%	3
3/10/2014	Montage Technology Group Limited	Cayman	3/10/2014	21.50	6/11/2014	22.60	5.1%	1
2/17/2014	Chindex International Inc.	Delaware	2/17/2014	19.50	4/21/2014	24.00	23.1%	1
6/6/2013	iSoftStone Holdings Limited	Cayman	6/6/2013	5.85	11/4/2013	5.70	(2.6%)	1
12/24/2013	Noah Education Holdings Ltd.	Cayman	12/24/2013	2.80	4/2/2014	2.85	1.8%	1
11/25/2013	Giant Interactive Group, Inc.	Cayman	11/25/2013	11.75	4/17/2014	12.00	2.1%	1
9/4/2013	China Hydroelectric Corporation	Cayman	9/4/2013	2.97	1/13/2014	3.51	18.2%	2
10/15/2012	Yongye International, Inc.	Nevada	10/15/2012	6.60	4/9/2014	7.10	7.6%	4
5/20/2013	Pactera Technology International Ltd.	Cayman	5/20/2013	7.50	10/28/2013	7.30	(2.7%)	2
3/11/2013	Simcere Pharmaceutical Group.	Cayman	3/11/2013	9.56	8/28/2013	9.66	1.0%	1
9/26/2012	7 Days Group Holdings Limited	Cayman	9/26/2012	12.70	3/1/2013	13.80	8.7%	1
9/12/2012	3SBio Inc.	Cayman	9/12/2012	15.00	4/23/2014	16.70	11.3%	2
8/13/2012	Focus Media Holding Ltd.	Cayman	8/13/2012	27.00	3/25/2013	27.50	1.9%	1
2/15/2013	China Shenghuo Pharmaceutical Holdings, Inc.	Delaware	2/15/2013	0.15	4/16/2013	0.16	6.7%	1
9/7/2012	Syswin Inc.	Cayman	9/7/2012	2.00	12/24/2012	2.05	2.5%	1
5/21/2012	Yucheng Technologies Limited	BVI	5/21/2012	3.80	8/13/2012	3.90	2.6%	1
11/3/2010	Fushi Copperweld, Inc.	Nevada	11/3/2010	11.50	12/28/2011	9.50	(17.4%)	2
1/9/2012	Pansoft Company Limited	BVI	1/9/2012	3.76	5/17/2012	4.15	10.4%	1
2/21/2012	China TransInfo Technology Corp.	Nevada	2/21/2012	5.65	6/8/2012	5.80	2.7%	1
2/24/2012	Gushan Environmental Energy Limited	Cayman	2/24/2012	1.60	9/13/2012	1.65	3.1%	2
1/6/2012	Jingwei International Limited	Nevada	1/6/2012	1.56	2/9/2012	2.20	41.0%	1
11/14/2011	China GrenTech Corp. Ltd.	Cayman	11/14/2011	3.10	1/12/2012	3.15	1.6%	1
3/25/2011	Funtalk China Holdings Limited	Cayman	3/25/2011	7.10	5/11/2011	7.20	1.4%	1
11/11/2010	Chemspec International Limited	Cayman	11/11/2010	8.00	3/9/2011	8.10	1.3%	1

	Final Offer Price ($)	% Change	# of Revisions
High	$28.00	171%	4
Low	$0.16	-17%	1
Mean	$8.85	11%	1
Median	$6.87	3%	1

Source: Public filings, Capital IQ
**Denotes on-going transaction.*

Draft – for discussion only

HOULIHAN LOKEY

15

Historical Income Statement

(dollars in millions)

Fiscal Year Ended March 31, LTM 2013 2014 2015 6/30/15

Revenues, Net $66.8 $62.7 $78.0 $68.7 Cost of Sales (Goods Sold) (56.9) (58.0) (74.9) (66.2) Gross Profit $10.0 $4.7 $3.2 $2.5 Operating Expenses: Selling, General & Administrative (12.4) (13.1) (12.4) (13.0) Total Operating Expenses ($12.4) ($13.1) ($12.4) ($13.0) Operating Income ($2.4) ($8.5) ($9.3) ($10.5) Interest (Expense) 0.0 0.0 0.0 0.0 Interest Income 1.5 0.7 0.4 0.5 Other Income (Expense) 0.6 2.4 2.1 2.4 Nonrecurring Gain (Loss) 0.0 0.0 0.0 0.0 Pre-tax Income (Loss) ($0.3) ($5.4) ($6.7) ($7.5) Income (Taxes) Credit 0.8 0.3 0.2 0.3 Non-controlling Interest 0.0 0.0 0.0 (0.0) Net Income (Loss), Continuing Operations $0.5 ($5.1) ($6.5) ($7.2) Extraordinary Gain (Loss) (2.6) (5.5) 0.0 0.0 Net Income (Loss) ($2.1) ($10.7) ($6.5) ($7.2)

Source: Company public filings

LTM refers to the most recently completed twelve month period for which financial information has been made public

Draft – for discussion only

Project Orchid

Historical Balance Sheet

(dollars in millions)

	As of March 31, 2013	As of March 31, 2014	As of March 31, 2015	As of 6/30/15
Assets				
Current Assets:				
Cash and Cash Equivalents	$32.4	$22.8	$14.5	$9.4
Time Deposits	0.0	11.3	12.6	18.7
Restricted Cash	14.6	4.0	9.9	4.6
Available-for-Sale Investments	0.0	1.1	0.0	0.0
Accounts and Bills Receivable, net	19.7	21.2	20.5	25.7
Inventories	5.4	7.2	6.4	7.9
Prepaid Expenses	0.2	0.1	0.1	0.1
Deposits and other Assets	5.0	2.5	3.8	3.1
Amount due from a Related Party	0.0	0.0	0.0	0.0
Total Current Assets	$77.3	$70.2	$67.8	$69.5
Fixed Assets:				
Leasehold Improvements and Buildings	$28.5	$33.0	$33.0	$33.0
Plant and Machinery	35.5	28.1	28.5	28.6
Moulds	0.4	0.6	0.8	0.8
Transportation Equipment	1.6	1.5	1.5	1.5
Furniture, Fixtures and Equipment	5.9	4.5	4.6	5.0
Construciton in Progress	2.3	1.3	1.6	1.3
Less: Accumulated Depreciation	47.6	42.7	45.9	46.8
Net Fixed Assets	$26.5	$26.3	$24.2	$23.4
Land Use Rights, Net	3.0	2.9	2.8	2.8
Deferred Tax Assets	0.0	0.0	0.0	0.0
Available-for-Sale Investments	1.0	0.0	0.0	0.0
Deposits Paid for Purchase of PP&E	0.3	0.2	0.2	0.2
Total Assets	$108.2	$99.7	$95.0	$95.9

(dollars in millions)

	As of March 31, 2013	As of March 31, 2014	As of March 31, 2015	As of 6/30/15
Liabilities & Stockholders' Equity				
Current Liabilities:				
Accounts & Bills Payable	$7.1	$12.5	$14.2	$18.9
Short Term Bank Loans	4.8	7.3	6.8	4.3
Customer Deposits	1.3	1.1	1.3	1.4
Accrued Salaries, Allowances and Other Employee Benefits	4.4	3.0	3.1	3.1
Other Accrued Liabilities	9.6	5.7	6.3	5.8
Income Tax Payable	4.7	4.2	4.0	4.0
Total Current Liabilities	$32.0	$33.9	$35.7	$37.6
Deferred Taxes Liabilities	0.005	0.005	0.000	0.000
Total Liabilities	$32.0	$33.9	$35.7	$37.6
Stockholders' Equity:				
Common Stock	$0.1	$0.1	$0.1	$0.1
Paid-in Capital	85.1	85.1	85.1	85.1
Statutory Reserves	1.2	1.3	1.3	1.3
Accumulated Deficit	(15.9)	(26.6)	(33.0)	(34.0)
Accumulated Other Comprehensive Income	10.7	10.9	10.8	10.8
Less: Treasury Stock	4.7	4.7	4.7	4.7
Minority Interest	(0.3)	(0.4)	(0.4)	(0.5)
Net Stockholders' Equity	$76.3	$65.8	$59.3	$58.3
Total Liabilities & Stockholders' Equity	$108.2	$99.7	$95.0	$95.9

Source: Company public filings

Draft – for discussion only

HOULIHAN LOKEY 17

Project Orchid

Disclaimer

This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the "materials"), are provided solely for the information of the Special Committee of the Board of Directors (the "Committee") of Global-Tech Advanced Innovations Inc. (the "Company") by Houlihan Lokey in connection with the Committee's consideration of a potential transaction (the "Transaction") involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials.

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Draft – for discussion only

HOULIHAN LOKEY 18